As filed with the Securities and Exchange Commission on June 11,
1998
                              Registration No. 333-_______
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549
               ___________________________________
                            FORM S-8
                    REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                      ______________________

                      U.S. INDUSTRIES, INC.
                    (Formerly named USI, Inc.)
     (Exact name of registrant as specified in its charter)

     Delaware                           22-3568449
(State or other jurisdiction         (I.R.S. Employer
of incorporation or                Identification Number)
organization)

                     101 Wood Avenue South
                          P.O. Box 169
                 Iselin, New Jersey  08830-0169
                         (732) 767-0700

      (Address of principal executive offices) (Zip code)

        Amended U.S. Industries, Inc. Stock Option Plan
          U.S. Industries, Inc. Restricted Stock Plan
(formerly, the U.S. Industries, Inc. 1997 Restricted Stock Plan)
        U.S. Industries, Inc. 1996 Employee Stock Plan
 (formerly, the Zurn Industries, Inc. 1996 Employee Stock Plan)
                   (Full title of the plans)

                    George H. MacLean, Esq.
      Senior Vice President, General Counsel and Secretary
              101 Wood Avenue South, P.O. Box 169
                 Iselin, New Jersey  08830-0169
                         (732) 767-0700

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE
=================================================================

Title of       Amount to      Proposed  Proposed       Amount of
securities     be             maximum   maximum        registra-
to be          registered     offering  aggregate      tion
registered                    price     offering       fee
                              per       price
                              share(1)
-----------------------------------------------------------------
Common Stock,  2,142,505      $26.74  $57,290,583.70  $16,900.72
par value      shares
$0.01 per
share
=================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also registers such additional indeterminate number of shares as may be required to cover possible adjustments under the U.S. Industries, Inc. Restricted Stock Plan, the Amended U.S. Industries, Inc. Stock Option Plan and the U.S. Industries, Inc. 1996 Employee Stock Plan.



















                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents By Reference.

     The following documents previously filed by U.S. Industries, Inc., a Delaware corporation formerly named USI, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

          (1) the description of the Common Stock of the Company contained in the Company's Current Report on Form 8-K as filed with the Commission pursuant to the Exchange Act on June 10, 1998, including any amendment or report filed for the purpose of updating such description; and

          (2) the Joint Proxy Statement/Prospectus dated May 13, 1998 (except with regard to the Opinions and Consents of Weil, Gotshal & Manges LLP and Jones, Day, Reavis & Pogue and the Consents of BT Wolfensohn and Credit Suisse First Boston including any references thereto) included in the Registration Statement on Form S-4 of the Company, as amended (No. 333-47101).

     The following documents previously filed by U.S. Industries, Inc., a Delaware corporation ("USI") with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          (1) the USI Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended by a Form 10-K/A
     (Amendment No. 1) dated May 11, 1998;

          (2) the USI Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, as amended by a Form
     10-Q/A (Amendment No. 1) dated May 11, 1998 and March 31,
     1998; and

          (3)  the USI Current Reports on form 8-K dated December
     18, 1997, February 18, 1998 and May 19, 1998.

     The following documents previously filed by Zurn Industries, Inc., a Pennsylvania corporation ("Zurn") with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          (1) the Zurn Annual Report on Form 10-K for the year ended March 31, 1997;

          (2) the Zurn Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and
     December 31, 1997; and

          (3)  the Zurn Current Reports on Form 8-K/A dated April
     7, 1997 and on Form 8-K dated January 30, 1998 and
     February 16, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such document.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.
     ------   -------------------------
     Not applicable.

     Item 5.  Interest of Named Experts and Counsel.
     ------   -------------------------------------
     Not applicable.

     Item 6.  Indemnification of Directors and Officers.
     ------   -----------------------------------------
     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article XIV of the Company's By-Laws provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article VII of the Company's Certificate of Incorporation contains such a provision and further provides that if Delaware law is amended thereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware law, as so amended.

     The Company's By-Laws authorize the Company to purchase insurance for directors, officers and employees of the Company, and persons who serve at the request of the Company as directors, officers, members, employees, fiduciaries or agents of other enterprises against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such persons against such liability under the By-Laws. The Company intends to maintain insurance coverage for its directors and officers under a directors and officer's liability insurance policy as well as coverage to reimburse the Company for potential costs of its indemnification of directors and officers.

     Item 7.  Exemption from Registration Claimed.
     ------   -----------------------------------
     Not applicable.

     Item 8.   Exhibits.
     ------
     4.1 Amended and Restated Certificate of Incorporation of the Company.

     4.2  Amended and Restated By-laws of the Company.

     5.1  Opinion of Weil, Gotshal & Manges LLP.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Ernst & Young LLP.

     23.3 Consent of Price Waterhouse LLP.

     23.4 Consent of Arthur Andersen LLP.

     23.5 Consent of Weil, Gotshal & Manges LLP (included in
Exhibit 5.1).

     24.1 Power of Attorney.


     Item 9.   Undertakings.
     ------    ------------

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the egistration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on June 11, 1998.

                                  U.S. INDUSTRIES, INC.


                             By:/s/ George H. MacLean
                               ------------------------------
                                  George H. MacLean
                                  Senior Vice President
                                  General Counsel and Secretary

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


  Signature              Title                         Date
  ---------              -----                          ----

David H. Clarke*    Chairman of the Board, Chief   June 11, 1998
---------------     Executive Officer and Director
David H. Clarke     (Principal Executive Officer)

John G. Raos*       President, Chief Operating     June 11, 1998
----------------    Officer and Director
John G. Raos

Frank R. Reilly*    Senior Vice President,         June 11, 1998
-----------------   Chief Financial Officer and
Frank R. Reilly     Director
                    (Principal Financial Officer)

James O'Leary *     Vice President-Corporate       June 11, 1998
-----------------   Controller
James O'Leary       (Principal Accounting Officer)

Brian C. Beazer*    Director                       June 11, 1998
-----------------
Brian C. Beazer

Mark Vorder Breugge*Director                       June 11, 1998
-----------------
Mark Vorder Breugge

William E. Butler*  Director                       June 11, 1998
------------------
William E. Butler

John J. McAtee, Jr.*Director                       June 11, 1998
-------------------
John J. McAtee, Jr.

The Hon. Charles H. Price II* Director             June 11, 1998
----------------------------
The Hon. Charles H. Price II

Sir Harry Solomon*
-------------------           Director             June 11, 1998
Sir Harry Solomon

Royall Victor III*  Director                       June 11, 1998
------------------
Royall Victor III

Robert R. Womack*   Director                       June 11, 1998
------------------
Robert R. Womack

*  By George H. MacLean
   Attorney-in-fact


/s/ George H. MacLean
------------------
George H. MacLean




































                         Exhibit Index


Exhibit No.        Document
----------         ---------

  4.1 Amended and Restated Certificate of Incorporation of the Company.

  4.2      Amended and Restated By Laws of the Company.

  5.1      Opinion of Weil, Gotshal & Manges LLP.

  23.1     Consent of Ernst & Young LLP.

  23.2     Consent of Ernst & Young LLP.

  23.3     Consent of Price Waterhouse LLP.

  23.4     Consent of Arthur Andersen LLP.

  23.5     Consent of Weil, Gotshal & Manges LLP (included in
           Exhibit 5.1).

  24.1     Power of Attorney.